Exhibit 23.2

                                   LAW OFFICES
                       D o n   A.  P a r a d i s o   P. A.
                     Washington Mutual Bank Tower (ste. 314)
                          2401 East Atlantic Boulevard
                             Pompano Beach, FL 33062
                                 (954) 782-5006




To the Board of Directors of
IHealth Inc.


                                        re: Form SB-2 Registration Statement


         Don A. Paradiso P.A. hereby consents to the use of its opinion dated March 3, 2004 for use in connection with Amendment no. 4 to the Registration Statement and Prospectus filed with the Securities and Exchange Commission in April 2004 on form SB-2, and to the filing of such opinion as an exhibit to such Registration Statement.


                                        /s/ Don A. Paradiso
                                        Don A. Paradiso, P.A.



April 6, 2004